PRICING SUPPLEMENT NO. 118                                        Rule 424(b)(3)
DATED: June 15, 1998                                          File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $6,000,000     Floating Rate Notes [x] Book Entry Notes [x]

Original Issue Date: 06/18/98    Fixed Rate Notes [_]    Certificated Notes [_]

Maturity Date: 06/18/2001        CUSIP#: 073928 DE 0

Option to Extend Maturity:       No  [x]

                                 Yes [_]   Final Maturity Date:


                                       Optional        Optional
                       Redemption      Repayment       Repayment
Redeemable On          Price(s)        Date(s)         Price(s)
-------------          -----------     ---------       -----------

N/A                    N/A             N/A             N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                        Maximum Interest Rate:

[_]         Commercial Paper Rate           Minimum Interest Rate:

[_]         Federal Funds Rate              Interest Reset Date(s): *

[_]         Treasury Rate                   Interest Reset Period: Quarterly

[_]         LIBOR Reuters                   Interest Payment Date(s): **

[_]         LIBOR Telerate

[_]         Prime Rate

[x]         CMT Rate

Initial Interest Rate: ***                  Interest Payment Period: Quarterly

Index Maturity:  Two years

Spread (plus or minus): +0.38%
---------------------------------------

*        Quarterly on the 18th, commencing September 18, 1998

**       Quarterly on the 18th, commencing September 18, 1998

***      The CMT rate on June 16, 1998, plus 38 basis points

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.



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